Exhibit 23

















                         Consent of Independent Auditors


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-43765, 333-43767, 333-43769, 333-53309,
333-53333, 333-53337 and 333-99317), and on Form S-3 (Nos. 333-31043, 333-93769
and 333-103392) of UniSource Energy Corporation of our report dated February 20, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K. We also consent to the incorporation by reference in Amendment No. 3 to the Registration Statement on Form S-4 (No. 333-65143) of Tucson Electric Power Company of our report dated February 20, 2004 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


PricewaterhouseCoopers LLP
Los Angeles, California
March 9, 2004

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